EXHIBIT 99.1

FOR FURTHER INFORMATION CONTACT:

Stericycle Investor Relations 847-607-2012

Stericycle, Inc. Reports Results

For the Third Quarter 2019

BANNOCKBURN, Ill., October 31, 2019 - Stericycle, Inc. (Nasdaq: SRCL) today reported results for the third quarter ended September 30, 2019.

Revenues for the quarter were $833.1 million, a decrease of 2.6% from $854.9 million in the third quarter of last year.  Loss from operations in the quarter was $34.5 million, inclusive of non-cash impairment charges of $82.4 million associated with classifying certain assets and liabilities as held-for-sale as part of the Company’s portfolio rationalization, compared to income from operations of $68.3 million in the third quarter of last year. Net loss was $59.2 million, or $0.65 diluted loss per share, compared with net income of $17.5 million, or $0.20 diluted earnings per share, in the third quarter of last year.  Adjusted EBITDA was $150.5 million, or 18.1% of revenues, compared with $183.9 million, or 21.5% of revenues in the third quarter of last year.  Adjusted diluted earnings per share was $0.80, compared to $1.03 in the 2018 comparable period.

KEY BUSINESS HIGHLIGHTS:

•

Stericycle announced important progress on its portfolio rationalization as it divested of non-core operations in Mexico and two service lines within Communication and Related Services (“CRS”) during October.

•

Organic revenue in core businesses showed continued strength with 6.1% organic growth in Secure Information Destruction, excluding the impact of sorted office paper (“SOP”) pricing, and 1.6% organic growth in Regulated Waste and Compliance Services (“RWCS”).

•

Positive free cash flow for the quarter was $77.2 million, bringing the year to date total to $40.0 million. This enabled a net debt reduction of approximately $83.0 million, the largest decrease since the third quarter of 2017.

“Our third quarter results reflect the early and positive impact from the execution of our key business priorities,” said Cindy J. Miller, Chief Executive Officer.  “We saw the benefit of our revenue quality initiatives with another quarter of organic revenue growth within our core businesses, and we delivered Adjusted EBITDA improvement over the prior two quarters.  We generated strong free cash flow in the quarter, enabling us to make the largest quarterly net debt reduction since the third quarter of 2017. Additionally, we divested of three non-core businesses during October, progressing our portfolio rationalization efforts.”

THIRD QUARTER FINANCIAL RESULTS

U.S. Generally Accepted Accounting Principles (GAAP) Results

•

Revenues for the quarter ended September 30, 2019 were $833.1 million, compared to $854.9 million in the third quarter of last year.  The decline was due to macroeconomic factors of SOP pricing and foreign exchange rates, which reduced revenues by $18.4 million and $13.3 million, respectively, and a $12.7 million decline in CRS primarily due to fewer recall events. Revenues in core businesses continued their positive trend with $14.0 million organic growth excluding paper pricing in Secure Information Destruction and $7.4 million organic growth in RWCS.

•

Loss from operations in the quarter was $34.5 million, compared to income from operations of $68.3 million in the third quarter of last year. Excluding non-cash impairment charges of $82.4 million related to the three divestitures, income from operations was $47.9 million, a decrease of $20.4 million from 2018.  The decrease was driven by $20.5 million from SOP pricing and foreign exchange and $11.0 million in higher hazardous waste operating costs partially offset by $8.0 million related to a favorable litigation settlement and lower incentive compensation.

•

Net loss was $59.2 million, or $0.65 diluted loss per share, compared with net income of $17.5 million, or $0.20 diluted earnings per share, in the third quarter of last year, primarily due to operational items previously highlighted, a lower effective tax rate on a loss from operations, and the absence of gains on share repurchases this quarter as compared to the third quarter of 2018.

•

Cash flow from operations year to date was $201.2 million, compared to $89.9 million during the comparable period last year. In 2018, cash flow from operations was reduced by the Small Quantity customer class action settlement payment of $295.0 million.  Excluding the settlement payment, cash flow from operations decreased by $183.7 million primarily due to lower operating performance in 2019 as previously highlighted and payments for annual incentive compensation and prepaid software.

•

Capital expenditures year to date were $161.2 million, including $70.8 million for the ERP implementation, compared to $96.9 million for the comparable period in 2018, including $8.2 million for the ERP implementation.

Non-GAAP Results

•

Adjusted EBITDA was $150.5 million, compared to $183.9 million in the third quarter of last year.  The decrease was primarily driven by $20.5 million from SOP pricing and foreign exchange impact and $11.0 million in higher operating costs related to hazardous waste operations.

•

Adjusted diluted earnings per share was $0.80, compared to $1.03 in the third quarter of last year, primarily due to SOP pricing, foreign exchange impacts, higher operating costs, higher interest expense, and the absence of gains on share repurchases this quarter as compared to the third quarter of 2018, partially offset by a tax benefit.

•

Positive free cash flow for the quarter was $77.2 million, bringing the year to date total to $40.0 million. This enabled a net debt reduction of approximately $83.0 million, the largest decrease since the third quarter of 2017.

NON-GAAP FINANCIAL MEASURES

Non-GAAP financial measures are reconciled to the most comparable GAAP measures in the schedules attached hereto.

RECENT EVENTS

During October 2019, Stericycle made important progress on portfolio rationalization and closed on three divestitures.  The divestitures included the North American telephone answering services business and a retail pharmaceutical returns business, both of which report sales in our CRS service lines, and substantially all operations in Mexico, for which revenue is reported in RWCS and Manufacturing and Industrial (“M&I”).  Gross proceeds of $38.1 million from the three transactions will be used to reduce net debt in the fourth quarter.  During September 2019, the Company approved plans to sell these businesses. Accordingly, as of September 30, 2019, the related assets and liabilities were classified as held-for-sale which resulted in non-cash impairment charges of $82.4 million in the third quarter of 2019.

In a separate press release issued on October 1, Stericycle announced S. Cory White was appointed Executive Vice President and Chief Commercial Officer.  Mr. White joined Stericycle in April 2019 as Executive Vice President of CRS and brings more than 20 years of commercial experience, including expertise in both healthcare and business transformations.  The Company’s former Chief Commercial Officer, William J. Seward, departed the company to pursue a senior level commercial role with his former employer.

FINANCIAL GUIDANCE

Stericycle updated its financial guidance for the full-year 2019 to reflect the impact of divestitures closed through October 31, as summarized in the table below.  The Company’s guidance is based on currently known items and certain business assumptions including current foreign exchange rates and estimates for SOP pricing.

Guidance for Full-Year 2019
(In millions, except per share data)
Revenues	$3,300 - $3,335
Adjusted EBITDA(1) (2)	$575 -$595
Adjusted diluted earnings per share (2)	$2.55 to $2.70
Capital expenditures	$180 - $200
Minimum free cash flow	$50
(1)	Adjusted Earnings Before Interest, Tax, Depreciation, and Amortization (“Adjusted EBITDA”) is Income from operations excluding certain adjusting items, Depreciation and Intangible Amortization.
(2)

Guidance presented is on an Adjusted (Non-GAAP) basis, and it is not possible to predict or provide without unreasonable effort a reconciliation reflecting the impact of future acquisitions, divestitures, certain litigation, settlements and regulatory compliance matters, Business Transformation, intangible amortization, operational optimization, certain other items or the impact of highly inflationary accounting on operations in Argentina or other unanticipated events, which would be included in reported (U.S. GAAP) results and could be material.

CONFERENCE CALL INFORMATION

The Company is holding a conference call today, October 31, 2019, at 8:00 a.m. central time.  Dial (888) 317-6003 in the U.S., (866) 605-3851 in Canada, or (412) 317-6061, if outside the U.S./Canada at least 10 minutes before the call begins.  Upon dialing the number, you will be prompted to enter the Elite Entry number 5351870.  Presentation materials will be posted prior to the conference call at http://investors.stericycle.com.  To listen to the webcast via the Internet or access an audio replay of the call, visit the Company’s investor relations site at http://investors.stericycle.com.

ABOUT STERICYCLE

Stericycle, Inc., (Nasdaq: SRCL) is a U.S. based business-to-business services company and leading provider of compliance-based solutions that protect people and brands, promote health and safeguard the environment.  Stericycle serves more than one million customers in all 50 U.S. states and 20 countries worldwide with solutions for regulated waste management, secure information destruction, compliance, customer contact, and brand protection.  For more information about Stericycle, please visit www.stericycle.com.

SAFE HARBOR STATEMENT

This document may contain forward-looking statements.  When we use words such as "believes," "expects," "anticipates," "estimates" or similar expressions, we are making forward-looking statements.  Forward-looking statements are prospective in nature and are not based on historical facts, but rather on current expectations and projections of our management about future events and are therefore subject to risks and uncertainties which could cause actual results to differ materially from the future results expressed or implied by the forward-looking statements.  Factors that could cause such differences include, among others, SOP pricing volatility, foreign exchange rate volatility in the jurisdictions in which we operate, the volume and size of any recall events, changes in governmental regulation of the collection, transportation, treatment and disposal of regulated waste or the proper handling and protection of personal and confidential information, the level of government enforcement of regulations governing regulated waste collection and treatment or the proper handling and protection of personal and confidential information, decreases in the volume of regulated wastes or personal and confidential information collected from customers, the ability to implement our ERP system or execute on Business Transformation initiatives and achieve the anticipated benefits and cost savings, charges related to the portfolio rationalization strategy or the failure of this strategy to achieve the desired results, failure to consummate strategic alternative transactions with respect to non-core businesses, the obligations to service substantial indebtedness and comply with the covenants and restrictions contained in our credit agreements and notes, a downgrade in our credit rating resulting in an increase in interest expense, political, economic, inflationary and other risks related to our foreign operations, the outcome of pending or future litigation or investigations including with respect to the U.S. Foreign Corrupt Practices Act, changing market conditions in the healthcare industry, competition and demand for services in the regulated waste and secure information destruction industries, failure to maintain an effective system of internal control over financial reporting, delays or failures in implementing remediation efforts with respect to existing or future material weaknesses, disruptions in or attacks on information technology systems, as well as other factors described in our filings with the U.S. Securities and Exchange Commission, including our Annual Report on Form 10-K and subsequent Quarterly Reports on Forms 10-Q.  As a result, past financial performance should not be considered a reliable indicator of future performance, and investors should not use historical trends to anticipate future results or trends.  We disclaim any obligation to update or revise any forward-looking or other statements contained herein other than in accordance with legal and regulatory obligations.

STERICYCLE, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF (LOSS) INCOME
(In millions, except per share data)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2019	2018	% Change	2019	2018	% Change
Revenues	$833.1	$854.9	(2.6%)	$2,509.0	$2,633.2	(4.7%)
Cost of revenues	537.8	519.4	3.5%	1,614.0	1,585.9	1.8%
Gross profit	295.3	335.5	(12.0%)	895.0	1,047.3	(14.5%)
Selling, general and administrative expenses	247.4	267.2	(7.4%)	805.1	851.1	(5.4%)
Held-for-sale impairments	82.4	-	nm	82.4	11.4	nm
Goodwill impairment	-	-	nm	20.9	-	nm
(Loss) income from operations	(34.5)	68.3	(150.5%)	(13.4)	184.8	(107.3%)
Interest expense, net	(29.9)	(27.7)	7.9%	(91.1)	(77.3)	17.9%
Loss on early extinguishment of debt	-	-	nm	(23.1)	-	nm
Other expense, net	(3.2)	(6.2)	(48.4%)	(7.2)	(6.8)	5.9%
(Loss) income before income taxes	(67.6)	34.4	(296.5%)	(134.8)	100.7	(233.9%)
Income tax benefit (expense)	8.6	(10.9)	(178.9%)	8.0	(27.1)	(129.5%)
Net (loss) income	(59.0)	23.5	(351.1%)	(126.8)	73.6	(272.3%)
Net (income) loss attributable to noncontrolling interests	(0.2)	-	nm	(0.7)	0.1	nm
Net (loss) income attributable to Stericycle, Inc.	(59.2)	23.5	(351.9%)	(127.5)	73.7	(273.0%)
Mandatory convertible preferred stock dividend	-	(8.4)	(100.0%)	-	(25.5)	(100.0%)
Gain on repurchase of preferred stock	-	2.4	(100.0%)	-	16.9	(100.0%)
Net (loss) income attributable to Stericycle, Inc. common shareholders	$(59.2)	$17.5	(438.3%)	$(127.5)	$65.1	(295.9%)
(Loss) earnings per common share attributable to Stericycle, Inc. common shareholders:
Basic	$(0.65)	$0.20	(424.9%)	$(1.40)	$0.76	(284.4%)
Diluted	$(0.65)	$0.20	(424.9%)	$(1.40)	$0.76	(284.4%)
Weighted average number of common shares outstanding:
Basic	91.1	86.7		91.0	85.9
Diluted	91.1	86.8		91.0	86.1

nm - percentage change not meaningful

UNAUDITED STATISTICS - U.S. GAAP AND ADJUSTED MEASURES (In millions, except per share data)

	Three Months Ended September 30,				Nine Months Ended September 30,
	2019		2018		2019		2018
		% of Revenue		% of Revenue		% of Revenue		% of Revenue
Statistics - U.S. GAAP
Gross profit	$295.3	35.4%	$335.5	39.2%	$895.0	35.7%	$1,047.3	39.8%
Selling, general and administrative expenses	$247.4	29.7%	$267.2	31.3%	$805.1	32.1%	$851.1	32.3%
Held-for-sale impairments	$82.4	9.9%	$-	-	$82.4	3.3%	$11.4	0.4%
Goodwill impairment	$-	-	$-	-	$20.9	0.8%	$-	-
(Loss) income from operations	$(34.5)	(4.1%)	$68.3	8.0%	$(13.4)	(0.5%)	$184.8	7.0%
Net (loss) income attributable to Stericycle, Inc. common shareholders	$(59.2)	(7.1%)	$23.5	2.7%	$(127.5)	(5.1%)	$65.1	2.5%
Diluted (loss) earnings per share	$(0.65)		$0.20		$(1.40)		$0.76
Diluted shares outstanding	91.1		91.0		91.0		86.1
Effective tax rate	12.7%		31.7%		5.9%		26.9%
Statistics - Adjusted (1)
Adjusted gross profit	$299.2	35.9%	$343.3	40.2%	$904.7	36.1%	$1,055.1	40.1%
Adjusted selling, general and administrative expenses	$180.4	21.7%	$191.5	22.4%	$575.3	22.9%	$586.6	22.3%
Adjusted income from operations	$118.8	14.3%	$151.8	17.8%	$329.4	13.1%	$468.5	17.8%
Depreciation - cost of revenues	$25.5	3.1%	$24.8	2.9%	$77.8	3.1%	$75.0	2.8%
Depreciation - selling, general and administrative expenses	$6.2	0.7%	$7.3	0.9%	$17.8	0.7%	$20.6	0.8%
Depreciation - Business Transformation	$0.2	-	$-	-	$1.0	-	$-	-
Intangible amortization	$35.8	4.3%	$31.8	3.7%	$110.5	4.4%	$96.6	3.7%
EBITDA	$33.0	4.0%	$132.2	15.5%	$192.7	7.7%	$377.0	14.3%
Adjusted EBITDA	$150.5	18.1%	$183.9	21.5%	$425.0	16.9%	$564.1	21.4%
Adjusted net income attributable to common shareholders	$72.5	8.7%	$93.5	10.9%	$175.3	7.0%	$309.7	11.8%
Adjusted effective tax rate	16.9%		26.0%		26.0%		25.4%
Adjusted diluted earnings per share	$0.80		$1.03		$1.93		$3.42
Adjusted diluted shares outstanding (2018 using if-converted method)	91.2		90.7		91.0		90.6

(1)

Adjusted financial measures are Non-GAAP measures and exclude adjusting items as described and reconciled to comparable U.S. GAAP financial measures in the Reconciliation of U.S. GAAP to Non-GAAP Financial Measures contained in this Press Release.

STERICYCLE, INC.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions)

	September 30,	December 31,
	2019	2018
ASSETS
Current Assets:
Cash and cash equivalents	$30.8	$34.3
Accounts receivable, net	562.8	599.6
Prepaid expenses	72.6	50.0
Other current assets	54.1	63.4
Assets held for sale	30.2	-
Total Current Assets	750.5	747.3
Property, plant and equipment, net	785.7	743.5
Operating lease right-of-use assets	391.5	-
Goodwill	3,178.4	3,222.2
Intangible assets, net	1,466.8	1,637.7
Other assets	103.4	104.8
Total Assets	$6,676.3	$6,455.5

LIABILITIES AND EQUITY
Current Liabilities:
Current portion of long-term debt	$111.9	$104.3
Bank overdrafts	4.1	14.8
Accounts payable	216.9	225.8
Accrued liabilities	319.8	340.8
Operating lease liabilities	88.4	-
Other current liabilities	37.2	47.5
Liabilities held for sale	17.4	-
Total Current Liabilities	795.7	733.2

Long-term debt, net	2,617.0	2,663.9
Long-term operating lease liabilities	320.7	-
Deferred income taxes	330.5	307.3
Long-term taxes payable	66.4	83.3
Other liabilities	68.7	70.7
Total Liabilities	4,199.0	3,858.4

Commitments and contingencies

Equity:
Common stock	0.9	0.9
Additional paid-in capital	1,196.5	1,162.6
Retained earnings	1,661.7	1,789.2
Accumulated other comprehensive loss	(385.4)	(365.3)
Total Stericycle, Inc.’s Equity	2,473.7	2,587.4
Noncontrolling interests	3.6	9.7
Total Equity	2,477.3	2,597.1
Total Liabilities and Equity	$6,676.3	$6,455.5

STERICYCLE, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)

	Nine Months Ended September 30,
	2019	2018
OPERATING ACTIVITIES:
Net (loss) income	$(126.8)	$73.6
Adjustments to reconcile net (loss) income to net cash from operating activities:
Depreciation	96.6	95.6
Intangible amortization	110.5	96.6
Loss on early extinguishment of debt and related charges	26.5	-
Stock-based compensation expense	13.7	19.5
Deferred income taxes	18.7	9.5
Goodwill and other impairment charges and losses (gains) on divestiture of businesses, net	108.1	26.8
Other, net	0.6	(2.9)
Changes in operating assets and liabilities, net of the effects of acquisitions, held-for-sale impairments, and divestitures:
Accounts receivable	6.3	(1.8)
Prepaid expenses	(28.3)	(22.5)
Accounts payable	4.4	17.8
Accrued liabilities	(30.5)	(226.2)
Other assets and liabilities	1.4	3.9
Net cash from operating activities	201.2	89.9
INVESTING ACTIVITIES:
Capital expenditures	(161.2)	(96.9)
Payments for acquisitions, net of cash acquired	(0.2)	(39.6)
Proceeds from divestiture of businesses	17.8	25.2
Other, net	2.3	1.9
Net cash from investing activities	(141.3)	(109.4)
FINANCING ACTIVITIES:
Repayments of long-term debt and other obligations	(38.2)	(44.9)
Net proceeds from (repayments of) foreign bank debt	3.5	(6.2)
Proceeds from Term Loan	365.0	-
Repayments of Term Loan	(40.2)	(35.6)
Proceeds from issuance of Senior Notes	600.0	-
Net proceeds from Senior Credit Facility	150.8	145.1
Repayments of private placement notes	(1,075.0)	-
Payments on early extinguishment of debt	(20.4)	-
(Repayments of) proceeds from bank overdrafts, net	(9.8)	0.9
Payments of capital lease obligations	(2.4)	(5.1)
Payments of debt issuance costs	(8.8)	-
Proceeds from issuance of common stock, net of shares withheld for tax	16.2	20.1
Payments for repurchase of mandatory convertible preferred stock	-	(17.2)
Dividends paid on mandatory convertible preferred stock	-	(25.5)
Payments to noncontrolling interest	(0.7)	(0.2)
Net cash from financing activities	(60.0)	31.4
Effect of exchange rate changes on cash and cash equivalents	(3.4)	(2.1)
Net change in cash and cash equivalents	(3.5)	9.8
Cash and cash equivalents at beginning of period	34.3	42.2
Cash and cash equivalents at end of period	$30.8	$52.0

SUPPLEMENTAL CASH FLOW INFORMATION:
Net issuances of obligations for acquisitions	$0.3	$27.7
Capital expenditures in accounts payable	$22.3	$18.2
Interest paid during the period, net of capitalized interest	$69.7	$62.2
Income taxes paid during the period, net of refunds	$7.3	$21.5
Free cash flow (1)	$40.0	$(7.0)
(1)	Free cash flow is calculated as Net cash flow from operating activities less Capital expenditures.

Table 1 – A: REVENUES CHANGES BY SERVICE AND GEOGRAPHY (UNAUDITED) –

THREE MONTHS ENDED SEPTEMBER 30, 2019

	Three Months Ended September 30,
	In millions				Components of Change (%)
	2019	2018	Change ($)	Change (%)	Organic		Acquisitions	Divestitures	Foreign Exchange(3)
Revenues by Service
Regulated Waste and Compliance Services (1) (4)	$474.9	$476.6	$(1.7)	(0.4%)	1.6%		–	(0.2%)	(1.8%)
Secure Information Destruction Services	222.6	227.6	(5.0)	(2.2%)	(2.0%)	(8)	0.6%	–	(0.8%)
Communication and Related Services (2) (5)	58.9	71.6	(12.7)	(17.7%)	(12.4%)		–	(5.0%)	(0.3%)
Manufacturing and Industrial Services(4)	76.7	79.1	(2.4)	(3.0%)	0.4%		–	–	(3.4%)
Total Revenues	$833.1	$854.9	$(21.8)	(2.6%)	(0.7%)		0.2%	(0.5%)	(1.6%)

Revenues by Geography
Domestic and Canada (5)	$689.6	$703.8	$(14.2)	(2.0%)	(2.1%)	(9)	0.2%	(0.1%)	(0.0%)
International (4)	143.5	151.1	(7.6)	(5.0%)	5.9%		–	(2.4%)	(8.5%)
Total Revenues	$833.1	$854.9	$(21.8)	(2.6%)	(0.7%)	(9)	0.2%	(0.5%)	(1.6%)

See footnote descriptions below Table 1 – C.

Table 1 – B: REVENUES CHANGES BY SERVICE AND GEOGRAPHY (UNAUDITED) –

NINE MONTHS ENDED SEPTEMBER 30, 2019

	Nine Months Ended September 30,
	In millions				Components of Change (%)
	2019	2018	Change ($)	Change (%)	Organic		Acquisitions	Divestitures	Foreign Exchange(3)
Revenues by Service
Regulated Waste and Compliance Services (1) (6)	$1,419.1	$1,457.8	$(38.7)	(2.7%)	0.3%		0.1%	(0.4%)	(2.7%)
Secure Information Destruction Services	684.0	677.5	6.5	1.0%	0.9%	(10)	1.2%	–	(1.1%)
Communication and Related Services (2) (7)	183.3	244.8	(61.5)	(25.1%)	(20.6%)		–	(4.0%)	(0.5%)
Manufacturing and Industrial Services(6)	222.6	253.1	(30.5)	(12.1%)	(2.6%)		–	(5.0%)	(4.5%)
Total Revenues	$2,509.0	$2,633.2	$(124.2)	(4.7%)	(1.8%)		0.4%	(1.1%)	(2.2%)

Revenues by Geography
Domestic and Canada (7)	$2,068.8	$2,130.2	$(61.4)	(2.9%)	(2.9%)	(11)	0.4%	(0.3%)	(0.1%)
International (6)	440.2	503.0	(62.8)	(12.5%)	2.9%		–	(4.4%)	(11.0%)
Total Revenues	$2,509.0	$2,633.2	$(124.2)	(4.7%)	(1.8%)	(11)	0.4%	(1.1%)	(2.2%)

See footnote descriptions below Table 1 – C.

Table 1 – C: DISAGGREGATED REVENUES CHANGE (UNAUDITED)

(In millions)
	Three Months Ended September 30, 2019	Nine Months Ended September 30, 2019
Organic (12)	$(5.6)	$(46.8)
Acquisitions	1.4	9.3
Divestitures	(4.3)	(27.9)
Foreign exchange	(13.3)	(58.8)
Total Change	$(21.8)	$(124.2)
(1)	Regulated Waste and Compliance Services (“RWCS”) consists of Medical Waste and Compliance Solutions and Hazardous Waste Solutions.
(2)	Communication and Related Services (”CRS”) consists of Communication Services and Expert Solutions.
(3)

The comparisons at constant currency rates (foreign exchange) reflect comparative local currency balances at prior period’s foreign exchange rates.  Stericycle calculated these percentages by taking current period reported Revenues less the respective prior period reported Revenues, divided by the prior period reported Revenues, all at the respective prior period’s foreign exchange rates.  This measure provides information on the change in Revenues assuming that foreign currency exchange rates have not changed between the prior and the current period. Management believes the use of this measure aids in the understanding of changes in Revenues without the impact of foreign currency.
(4)	RWCS revenues include $3.4 million and M&I revenues include $1.6 million associated with Mexico operations.
(5)	CRS revenues include $23.7 million telephone answering service (“TAS”) and retail pharmaceutical returns service revenues.
(6)	RWCS revenues include $10.2 million and M&I revenues include $3.8 million associated with Mexico operations.
(7)	CRS revenues include $72.9 million TAS and retail pharmaceutical returns service revenues.

Organic percentage change for Secure Information Destruction Services includes the impact of SOP price changes.

(8)	Excluding SOP price impact, organic percentage change is 6.1% for the three months ended September 30, 2019 (see Table 1-A).
(9)	Excluding SOP price impact, Domestic and Canada organic percentage change is 0.6% and Total organic percentage change is 1.5% for the three months ended September 30, 2019 (see Table 1-A).
(10)	Excluding SOP price impact, organic percentage change is 4.1% for the nine months ended September 30, 2019 (see Table 1-B).
(11)	Excluding SOP price impact, Domestic and Canada organic percentage change is (1.9%) and Total organic percentage change is (0.9%) for the nine months ended September 30, 2019 (see Table 1-B).
(12)	Excluding SOP price impact, organic revenue increased $12.8 million and decreased ($24.9) million for the three and nine months ended September 30, 2019, respectively (see Table 1-C).

RECONCILIATION OF U.S. GAAP TO NON-GAAP FINANCIAL MEASURES (UNAUDITED)

Table 2-A: THREE MONTHS ENDED SEPTEMBER 30, 2019 AND 2018

(In millions, except per share data)
	Three Months Ended September 30, 2019
	Gross Profit	Selling, General and Administrative Expenses	(Loss) Income from Operations (b)	Net (Loss) Income Attributable to Common Shareholders (c)	Diluted (Loss) Earnings Per Share
U.S. GAAP Financial Measures	$295.3	$247.4	$(34.5)	$(59.2)	$(0.65)
Adjustments:
Business Transformation (1)	0.1	(17.0)	17.1	12.7	0.14
Intangible Amortization (2)	-	(35.8)	35.8	28.5	0.31
Acquisition and Integration (3)	-	(1.6)	1.6	1.5	0.02
Operational Optimization (4)	3.8	(0.1)	3.9	3.3	0.04
Divestitures and Held-for-Sale Impairments (5)	-	(2.9)	85.3	75.7	0.83
Litigation, Settlements and Regulatory Compliance (6)	-	(2.4)	2.4	2.4	0.03
Impairment (including Goodwill Impairment)(7)	-	-	-	-	-
Other (8)	-	(7.2)	7.2	7.6	0.08
Capital Allocation (9)	-	-	-	-	-
U.S. Tax Reform(10)	-	-	-	-	-
Total Adjustments	3.9	(67.0)	153.3	131.7	1.45
Adjusted Financial Measures (a)	$299.2	$180.4	$118.8	$72.5	$0.80

(In millions, except per share data)
	Three Months Ended September 30, 2018
	Gross Profit	Selling, General and Administrative Expenses	Income from Operations (b)	Net Income Attributable to Common Shareholders (c)	Diluted Earnings Per Share
U.S. GAAP Financial Measures	$335.5	$267.2	$68.3	$17.5	$0.20
Adjustments:
Business Transformation (1)	7.8	(13.2)	21.0	15.6	0.18
Intangible Amortization (2)	-	(31.8)	31.8	23.6	0.27
Acquisition and Integration (3)	-	(1.6)	1.6	1.2	0.01
Operational Optimization (4)	-	(3.6)	3.6	2.8	0.03
Divestitures and Held-for-Sale Impairments (5)	-	(2.0)	2.0	1.6	0.02
Litigation, Settlements and Regulatory Compliance (6)	-	(17.3)	17.3	12.7	0.15
Impairment (including Goodwill Impairment)(7)	-	-	-	-	-
Other (8)	-	(6.2)	6.2	9.7	0.12
Capital Allocation (9)	-	-	-	8.4	0.05
U.S. Tax Reform(10)	-	-	-	0.4	0.00
Total Adjustments	7.8	(75.7)	83.5	76.0	0.83
Adjusted Financial Measures (a)	$343.3	$191.5	$151.8	$93.5	$1.03

U.S. GAAP results for the three months ended September 30, 2019 and 2018 include:

(1) Business Transformation

2019: Cost of Revenues (“COR”) includes $0.1 million of other related expenses. Selling, general and administrative expenses (“SG&A”) include $6.4 million of consulting and professional services, $5.4 million of software usage/maintenance fees, $3.5 million of internal costs, $0.2 million of accelerated depreciation, and $1.5 million of other related expenses.

2018: COR includes a $6.8 million non-cash impairment charge for software and $1.0 million of other related costs. SG&A includes $5.8 million of consulting and professional services, $5.1 million related to internal costs, $1.4 million of software usage/maintenance fees, $0.1 million related to exit costs – employee termination, and $0.8 million of other related expenses.

(2) Intangible Amortization

2019 and 2018: SG&A includes $35.8 million and $31.8 million, respectively, of intangible amortization expense from acquisitions.

(3) Acquisition and Integration

2019: SG&A includes $1.6 million of acquisition expenses related to additional amounts payable from a previous acquisition. There has been no integration activity as we have completed integration of all prior acquisitions. We did not complete any acquisitions during the quarter.

2018: SG&A includes $1.4 million of acquisition expenses, $0.4 million of integration expenses, mostly related to acquisitions completed in the U.S., and a $0.2 million favorable change in the fair value of contingent consideration.  During the third quarter of 2018, we completed 4 acquisitions.

(4) Operational Optimization

2019: COR includes $3.8 million of charges in the International RWCS reportable segment (of which $1.8 million related to  non-cash  impairment charges for permits and other long-lived assets, $0.6 million related to closure and exit costs – other, and $0.3 million related to exit costs – employee termination incurred in Europe and Latin America and $1.1 million of other expenses primarily related to additional charges incurred as a result of diverting waste processing during conversion of one of our plants in Asia Pacific (“APAC”)).  SG&A includes $0.1 million closure and exit costs – other incurred in the United Kingdom (“U.K.”).

2018: SG&A includes $1.3 million of charges in the Domestic and Canada RWCS reportable segment (of which  $1.1 million related to improving operational efficiency such as optimizing overall logistics and sales functions primarily for Secure Information Destruction locations, and $0.2 million related to closure and exit costs - other for consolidation of facilities in Canada), $0.7 million in the International RWCS reportable segment related to closure and exit costs – other incurred in the U.K., and $1.6 million of charges in All Other (of which $1.1 million related to exit costs – employee termination and $0.5 million related to closure/consolidation of call centers in Domestic CRS).

(5) Divestitures and Held-for-Sale Impairments

2019: We recorded $82.4 million of non-cash held-for-sale impairment charges during the period related to our Portfolio Rationalization efforts. Approximately $42.3 million related to the CRS TAS and retail pharmaceutical returns businesses, which were primarily included in All Other, and $40.1 million related to Mexico which was included in the International RWCS reportable segment. SG&A includes $2.2 million for consulting and professional fees associated with Portfolio Rationalization efforts, mostly in the U.S. and a $0.7 million charge related to the finalization of divestiture accounting adjustments arising from the TextAnywhere divestiture in the U.K.

2018: SG&A includes $1.5 million of charges in the International RWCS reportable segment related to the finalization of divestiture accounting and estimated adjustment to consideration arising from a disposal of a business in the U.K., $0.4 million of professional fees associated with our Portfolio Rationalization efforts in the U.S., and $0.1 million of non-cash asset impairment charges in the Domestic and Canada RWCS reportable segment arising from the sale of a business in the U.S.

(6) Litigation, Settlements, and Regulatory Compliance

2019 and 2018: SG&A includes $2.4 million and $17.3 million, respectively, of legal, settlements and regulatory compliance expenses, and consulting and professional fees related to certain litigation matters. 2019 included a settlement insurance recovery of $6.3 million.

(7) Impairment (including Goodwill Impairment)

2019: There were no impairment charges in the three months ended September 30, 2019 and 2018.

(8) Other

2019: SG&A includes $7.2 million of consulting and professional services related to internal control remediation activities as well as the implementation of new accounting standards.  Other expense, net includes a foreign exchange loss of $1.8 million related to the re-measurement of net monetary assets held in Argentina as a result of its designation as a highly inflationary economy.

2018: SG&A includes $6.2 million of consulting and professional services related to internal control remediation activities as well as the implementation of new accounting standards. Other expense, net includes a foreign exchange loss of $5.0 million related to the re-measurement of net monetary assets held in Argentina a result of its designation as a highly inflationary economy.

(9) Capital Allocation

2018: Includes dividends on our Series A mandatory convertible preferred stock of $8.4 million.

For the purpose of calculating the ultimate EPS impact of our mandatory convertible preferred stock, we showed the impact by excluding the mandatory convertible preferred stock dividend and using the “if-converted” method of share dilution.  This provides insight to how our diluted share count was affected by the potential conversion of the mandatory convertible preferred shares prior to their actual conversion in September 2018.

The impact of excluding the preferred stock dividend from Adjusted Diluted EPS was $0.10 and the increase in diluted shares outstanding under the “if-converted” method was 3.9 million for the third quarter of 2018.

As a result of this conversion in September 2018, the preferred stock had no impact on Adjusted Diluted EPS or the diluted shares outstanding for the third quarter of 2019.

The impact of all adjusting items under the “if-converted” method to our Adjusted Diluted EPS had a dilutive effect of $0.05 for the third quarter of 2018.

(10) Tax Reform

2018: Income tax expense includes a $0.4 million measurement period adjustments related to the one-time mandatory transition tax on deemed repatriation arising from the U.S. Tax Cuts and Job Act of 2017.

(a) The Non-GAAP financial measures contained in this press release are reconciled to the most comparable measures calculated in accordance with U.S. GAAP in the schedules attached to this release.  Management believes the Non-GAAP financial measures are useful measures of Stericycle’s performance because they provide additional information about Stericycle’s operations and exclude certain adjusting items, allowing better evaluation of underlying business performance and better period-to-period comparability.  Additionally, the Company uses such Non-GAAP financial measures in evaluating business unit and management performance.  All Non-GAAP financial measures are intended to supplement the applicable U.S. GAAP measures and should not be considered in isolation from, or a replacement for, financial measures prepared in accordance with U.S. GAAP and may not be comparable to, or calculated in the same manner as Non-GAAP financial measures published by other companies.

(b) Income from Operations and Adjusted Income from Operations provide the basis for other financial measures.

(c) Under the Net (Loss) Income Attributable to Common Shareholders column, adjustments are shown net of tax in aggregate of $23.5 million and $21.0 million for the three months ended September 30, 2019 and 2018, respectively, based on applying the statutory tax rate for the jurisdictions in which the adjustment occurred or, by adjusting the tax effect to consider the impact of applying an annual effective tax rate on an interim basis.

The following table presents a reconciliation of (Loss) income from Operations to Earnings Before Interest, Tax, Depreciation and Amortization (“EBITDA”) and the calculation of Adjusted Earnings Before Interest, Tax, Depreciation and Amortization (“Adjusted EBITDA”):

(In millions)
	Three Months Ended September 30,
	2019	2018
(Loss) income from operations(1)	$(34.5)	$68.3
Depreciation(2)	31.7	32.1
Intangible Amortization	35.8	31.8
EBITDA	33.0	132.2
Adjustments:
Business Transformation	17.1	21.0
Acquisition and Integration	1.6	1.6
Operational Optimization	3.9	3.6
Divestitures and Held-for-Sale Impairments	85.3	2.0
Litigation, Settlements and Regulatory Compliance	2.4	17.3
Impairment (including Goodwill Impairment)	-	-
Other	7.2	6.2
Capital Allocation	-	-
U.S. Tax Reform	-	-
Adjusted EBITDA	$150.5	$183.9
(1)	(Loss) income from operations was $(34.5) million on a U.S. GAAP basis and was $47.9 million excluding Held-for-sale impairments of $82.4 million.
(2)	Excludes depreciation charges of $0.2 million that are included in Business Transformation.

Table 2-B: NINE MONTHS ENDED SEPTEMBER 30, 2019 AND 2018

(In millions, except per share data)
	Nine Months Ended September 30, 2019
	Gross Profit	Selling, General and Administrative Expenses	(Loss) Income from Operations (b)	Net (Loss) Income Attributable to Common Shareholders (c)	Diluted (Loss) Earnings Per Share (d)
U.S. GAAP Financial Measures	$895.0	$805.1	$(13.4)	$(127.5)	$(1.40)
Adjustments:
Business Transformation (1)	0.1	(51.5)	51.6	39.0	0.43
Intangible Amortization (2)	-	(110.5)	110.5	85.3	0.94
Acquisition and Integration (3)	-	(3.5)	3.5	3.1	0.03
Operational Optimization (4)	8.0	(3.1)	11.1	9.3	0.10
Divestitures and Held-for-Sale Impairments (5)	-	(5.0)	87.4	75.9	0.83
Litigation, Settlements and Regulatory Compliance (6)	-	(21.3)	21.3	18.4	0.20
Impairment (including Goodwill Impairment)(7)	1.6	(2.1)	24.6	24.0	0.26
Other (8)	-	(32.8)	32.8	28.0	0.32
Capital Allocation (9)	-	-	-	19.8	0.22
U.S. Tax Reform(10)	-	-	-	-	-
Total Adjustments	9.7	(229.8)	342.8	302.8	3.33
Adjusted Financial Measures (a)	$904.7	$575.3	$329.4	$175.3	$1.93

(In millions, except per share data)
	Nine Months Ended September 30, 2018
	Gross Profit	Selling, General and Administrative Expenses	Income from Operations (b)	Net Income Attributable to Common Shareholders (c)	Diluted Earnings Per Share (d)
U.S. GAAP Financial Measures	$1,047.3	$851.1	$184.8	$65.1	$0.76
Adjustments:
Business Transformation (1)	7.8	(57.1)	64.9	48.0	0.56
Intangible Amortization (2)	-	(96.6)	96.6	71.9	0.84
Acquisition and Integration (3)	-	(7.5)	7.5	6.0	0.07
Operational Optimization (4)	-	(19.5)	19.5	14.4	0.17
Divestitures and Held-for-Sale Impairments (5)	-	(7.7)	19.1	14.9	0.17
Litigation, Settlements and Regulatory Compliance (6)	-	(61.2)	61.2	45.2	0.52
Impairment (including Goodwill Impairment)(7)	-	-	-	-	-
Other (8)	-	(14.9)	14.9	16.3	0.19
Capital Allocation (9)	-	-	-	27.5	0.14
U.S. Tax Reform(10)	-	-	-	0.4	0.00
Total Adjustments	7.8	(264.5)	283.7	244.6	2.66
Adjusted Financial Measures (a)	$1,055.1	$586.6	$468.5	$309.7	$3.42

U.S. GAAP results for the nine months ended September 30, 2019 and 2018 include:

(1) Business Transformation

2019: COR includes $0.1 million of other related expenses. SG&A include $20.7 million of consulting and professional services, $11.8 million of software usage/maintenance fees, $8.7 million of internal costs, $5.3 million related to exit costs - employee terminations, $1.0 million of accelerated depreciation, and $4.0 million of other related expenses.

2018: COR includes a $6.8 million non-cash impairment charge for software and $1.0 million of other related costs. SG&A includes $39.6 million of consulting and professional services, $10.6 million related to internal costs, $2.8 million of software usage/maintenance fees, $2.2 million related to exit costs – employee termination, and $1.9 million of other related expenses.

(2) Intangible Amortization

2019 and 2018: SG&A includes $110.5 million and $96.6 million, respectively, of intangible amortization expense from acquisitions.

(3) Acquisition and Integration

2019: SG&A includes $3.5 million of acquisition expenses. During the first nine months of 2019, we completed 1 acquisition.

2018: SG&A includes $5.5 million of acquisition expenses, $1.8 million of integration expenses mostly related to acquisitions completed in the U.S., and a $0.2 million unfavorable change in the fair value of contingent consideration.  During the first nine months of 2018, we completed 19 acquisitions.

(4) Operational Optimization

2019: COR includes a $2.0 million non-cash impairment charge related to long-lived assets in our Domestic and Canada RWCS reportable segment and $6.0 million of charges in the International RWCS reportable segment, (of which $3.7 million of non-cash charges related to impairment of permits and other long-lived assets, $0.9 million related to closure and exit costs – other, $0.3 million related to exit costs – employee termination incurred in Europe and Latin America, and $1.1 million of other expenses primarily related to additional charges incurred as a result of diverting waste processing during conversion of one of our plants in APAC). SG&A includes $0.1 million of charges in our Domestic and Canada RWCS reportable segment and $3.0 million of charges in the International RWCS reportable segment (of which $0.2 million related to exit costs - employee termination, $0.4 million non-cash charge related to impairment of long-lived assets, $1.5 million of charges related to site clean-up costs in Latin America, and $0.9 million of site closure costs in APAC and Europe).

2018: SG&A includes $4.6 million of charges in the Domestic and Canada RWCS reportable segment (of which $1.0 million related to  non-cash impairment charges for long-lived assets, $3.5 million related to improving operational efficiency such as optimizing overall logistics and sales functions primarily for Secure Information Destruction locations, and $0.1 million related to closure/consolidation of facilities in Canada), $10.6 million in the International RWCS reportable segment (of which $6.5 million related to non-cash impairment charges related to long-lived assets, customer relationships, operating permits and rationalization of a tradename, $3.9 million related to closure and exit costs, and $0.2 million related to exit costs – employee termination), and $4.3 million of charges in All Other (of which $1.1 million related to exit costs – employee termination and $3.2 million related to closure/consolidation of call centers in Domestic CRS).

(5) Divestitures and Held-for-Sale Impairments

2019: We recorded $82.4 million of non-cash held-for-sale impairment charges during the period related to our Portfolio Rationalization efforts. Approximately $42.3 million related to the CRS TAS and retail pharmaceutical returns businesses, respectively, which were primarily included in All Other, and $40.1 million related to Mexico, which was included in the International RWCS reportable segment.  SG&A includes a $5.1 million gain on the TextAnywhere divestiture in the U.K. and $10.1 million of consulting and professional services associated with Portfolio Rationalization efforts, mostly in the U.S.

2018: We recorded $11.4 million of non-cash held-for-sale impairment charges of which $7.0 million related to the U.S. clean room and $$4.4 million related to the U.K. hazardous waste business. SG&A includes $6.2 million of professional fees associated with our Portfolio Rationalization efforts and $1.5 million of charges related to finalization of divestiture accounting and estimated adjustment to consideration arising from a disposal of a business in the U.K.

(6) Litigation, Settlements, and Regulatory Compliance

2019 and 2018: SG&A includes $21.3 million and $61.2 million, respectively, of legal, settlement and regulatory compliance expenses and consulting and professional fees related to certain litigation matters.

(7) Impairment (including Goodwill Impairment)

2019: COR includes $1.6 million related to non-cash impairment charges for software as a result of rationalization of applications primarily in All Other. SG&A includes $2.1 million related to non-cash impairment charges, of which $0.4 million related to long-lived assets in our Domestic and Canada RWCS reportable segment and $1.7 million related to permits and customer list in our International RWCS reportable segment.

We also recognized a non-cash goodwill impairment charge of $20.9 million in our Latin America reporting unit.

2018: No impairments were recorded in the nine months ended September 30, 2018.

(8) Other

2019: SG&A includes $32.8 million of consulting and professional services related to internal control remediation activities as well as the implementation of new accounting standards.  Other expense, net includes a foreign exchange loss of $3.1 million related to the re-measurement of net monetary assets held in Argentina as a result of its designation as a highly inflationary economy.

2018: SG&A includes $14.9 million of consulting and professional services related to internal control remediation activities as well as the implementation of new accounting standards. Other expense, net includes a foreign exchange loss of $5.0 million related to the re-measurement of net monetary assets held in Argentina as a result of its designation as a highly inflationary economy.

(9) Capital Allocation

2019: Includes pre-tax loss on early extinguishment of debt of $23.1 million, comprising a “make-whole” premium of $20.4 million, due under the terms of certain of the private placement notes, and $2.7 million related to unamortized debt issuance costs, associated with repayments of our private placement notes.  We also incurred $0.2 million of debt modification charges associated with the execution of the Fourth Amendment, which are recorded in Interest expense, net and charges of $3.4 million related to the write-off of the unamortized portion of premiums associated with interest rate locks executed in connection with the issuance of certain of the private placement notes, which are recorded in Interest expense, net.  The impact of these items, net of tax, was $19.8 million.

2018: Interest expense, net includes $2.7 million of pre-tax debt modification charges related to amending our credit agreements in connection with certain non-recurring matters.

2018 includes dividends on our Series A mandatory convertible preferred stock of $25.5 million.

For the purpose of calculating the ultimate EPS impact, for the first nine months of 2018, of our mandatory convertible preferred stock we showed the impact by excluding the mandatory convertible preferred stock dividend and using the “if-converted” method of share dilution.  This provides insight to how our diluted share count was affected by the potential conversion of the mandatory convertible preferred shares prior to their actual conversion in September 2018.

As a result of this conversion in September 2018, the preferred stock had no impact on Adjusted Diluted EPS or the diluted shares outstanding for the first nine months of 2019.

The impact of excluding the preferred stock dividend from Adjusted Diluted EPS was $0.30 and the increase in diluted shares outstanding under the “if-converted” method was 4.5 million for the first nine months of 2018.  The impact of all adjusting items under the “if-converted” method to our Adjusted Diluted EPS had a dilutive effect of $0.18 for the first nine months of 2018.

(10) Tax Reform

2018: Income tax expense includes a $0.4 million measurement period adjustments related to the one-time mandatory transition tax on deemed repatriation arising from the U.S. Tax Cuts and Job Act of 2017.

(a) The Non-GAAP financial measures contained in this press release are reconciled to the most comparable measures calculated in accordance with U.S. GAAP in the schedules attached to this release.  Management believes the Non-GAAP financial measures are useful measures of Stericycle’s performance because they provide additional information about Stericycle’s operations and exclude certain adjusting items, allowing better evaluation of underlying business performance and better period-to-period comparability.  Additionally, the Company uses such Non-GAAP financial measures in evaluating business unit and management performance.  All Non-GAAP financial measures are intended to supplement the applicable U.S. GAAP measures and should not be considered in isolation from, or a replacement for, financial measures prepared in accordance with U.S. GAAP and may not be comparable to, or calculated in the same manner as Non-GAAP financial measures published by other companies.

(b) Income from Operations and Adjusted Income from Operations provide the basis for other financial measures.

(c) Under the Net (Loss) Income Attributable to Common Shareholders column, adjustments are shown net of tax in aggregate of $70.0 million and $74.4 million for the nine months ended September 30, 2019 and 2018, respectively, based on applying the statutory tax rate for the jurisdictions in which the adjustment occurred or, by adjusting the tax effect to consider the impact of applying an annual effective tax rate on an interim basis.

(d) EPS is calculated on a quarterly basis, and, as such, the amounts may not total the calculated full-year EPS.

The following table presents a reconciliation of (Loss) Income from Operations to EBITDA and Adjusted EBITDA:

(In millions)
	Nine Months Ended September 30,
	2019	2018
(Loss) income from operations	$(13.4)	$184.8
Depreciation(1)	95.6	95.6
Intangible Amortization	110.5	96.6
EBITDA	192.7	377.0
Adjustments:
Business Transformation	51.6	64.9
Acquisition and Integration	3.5	7.5
Operational Optimization	11.1	19.5
Divestitures and Held-for-Sale Impairments	87.4	19.1
Litigation, Settlements and Regulatory Compliance	21.3	61.2
Impairment (including Goodwill Impairment)	24.6	-
Other	32.8	14.9
Capital Allocation	-	-
U.S. Tax Reform	-	-
Adjusted EBITDA	$425.0	$564.1
(1)	Excludes depreciation charges of $1.0 million that are included in Business Transformation.